Exhibit 10.4

AVATECH SOLUTIONS, INC.

FIRST AMENDMENT TO STOCK OPTION

OPTIONEE:

NUMBER OF SHARES:

EXERCISE PRICE:	$

EXPIRATION DATE:

GRANT DATE:

THIS FIRST AMENDMENT TO STOCK OPTION (this “First Amendment”) is entered into on this 17th day of August, 2010 by and between AVATECH SOLUTIONS, INC., a Delaware corporation, and the Optionee named above.  Capitalized terms used but not defined herein shall have the meanings given such terms in the Company’s 2002 Stock Option Plan (the “Plan”) and the Option (as defined below).

1.           Amendment.  Pursuant to a Stock Option (the “Option”) dated as of the Grant Date stated above, the Optionee was granted an option to purchase the number of shares of the Company’s common stock stated above, par value $.01 per share, at the exercise price per share stated above, which the Board has determined to be the fair market value of the Common Stock as of the Grant Date.  The parties desire to amend Section 2.3 by deleting it in its entirety and substituting the following in lieu thereof:

2.3.          Termination.

2.3.1        Removal; Voluntary Termination.  In the event that (i) the Optionee is removed from the Board or (ii) the Optionee’s service with the Board otherwise terminates, other than as a result of the Optionee’s death or in connection with a Change in Control, then all of Optionee’s rights under this Option shall terminate effective as of the date his service is terminated.

2.3.2        Termination in Connection with a Change in Control.  In the event that the Optionee resigns or his service is otherwise terminated in connection with a Change in Control, then the Optionee shall be entitled to Exercise this Option to the same extent that it would have been exercisable on the effective date of the termination of his or her service for a period of one (1) year thereafter (but in no event later than the Expiration Date).

2.           Miscellaneous.  The parties agree that this First Amendment shall be construed, interpreted, and enforced in accordance with the laws of the State of Delaware without reference to the rules governing conflict of laws.  This First Amendment shall also be construed consistent with the Plan.  In the event of any conflict between the provisions of the Plan and this First Amendment, the provisions of the Plan shall control.  This First Amendment may be executed in one or more counterparts, each of which constitutes a duplicate original.

In witness whereof, the parties have caused this First Amendment to be signed under seal as of the date first above written.

OPTIONEE:		AVATECH SOLUTIONS, INC.

	(seal)	By:	(seal)
Lawrence Rychlak, President
Chief Financial Officer